SUB-ITEM 77Q1(a)

The Amended and Restated By-Laws for MFS Government Securities Fund, dated January 1, 2002, as revised December 16, 2004, are contained in Post-Effective Amendment No. 45 to the Registration Statement for MFS Series Trust I (File Nos. 33-7638 and 811-4777), are filed with the Securities and Exchange Commission via EDGAR on December 29, 2004, under Rule 485 under the
 Securities  Act of 1933. Such document is incorporated herein by reference.

The Amended and Restated By-Laws for MFS Government Securities Fund, dated January 1, 2002, as revised September 20, 2004, are contained in Post-Effective Amendment No. 53 to the Registration Statement for MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on October 1, 2004 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

The Amended and Restated  Declaration of Trust, dated December 16, 2004, for
MFS Government   Securities   Fund  (the   "Fund")  is   contained   in  the
Fund's Post-Effective Amendment No. 32 to the Registration Statement
(File Nos. 2-74959 and 811-3327), as filed with the Securities and Exchange Commission via EDGAR on March 31, 2005 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.


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